Exhibit 4.2


                                ARTICLES OF AMENDMENT
                TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                         OF
                               MIDSOUTH BANCORP, INC.


            MidSouth   Bancorp,   Inc.,   a   Louisiana   corporation  (the
          "Corporation"), through its undersigned President and Secretary, hereby certifies that:

            1. On March 8, 1995, the Board of Directors of the Corporation adopted, pursuant to Section 33A of the Louisiana Business Corporation Law (the "LBCL"), the following amendment to Article III of its Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to establish and fix the preferences, limitations and relative rights of a series of preferred stock, and authorized the delivery of these Articles of Amendment to the Secretary of State for filing pursuant to
          Section 32B of the LBCL.

            2. Article III of the Articles of Incorporation is amended to add a new Section E to read in its entirety as follows:

               "E.Of  the  5,000,000 shares of authorized no par value  per share Preferred Stock, [187,286] shares shall constitute a separate series of Preferred Stock with the voting powers and the preferences and rights hereinafter set forth.

               (1)  Designation.   The  series  of  Preferred Stock created
               hereunder is designated "Cumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock").

               (2) Stated Value. The stated value of each share of Series A Preferred Stock is $14.25.

               (3)  Dividend Rights.

                   (a) Except as provided in Subparagraph (ii),

                      (i) the holders of record  of the shares of Series A
                    Preferred Stock are entitled to receive, but only when, as and if declared by the Board of Directors, and out of the funds of the Corporation legally available for that purpose, cumulative cash dividends at an annual rate, fixed on December 31 of each year for the ensuing calendar year, equal to the yield for Government Bonds and Notes maturing in December of the following year, as published in the Treasury Bonds, Notes and Bills Section of the last issue of the Wall Street Journal published each year, plus 1% per annum, and no more; provided that, the annual dividend rate shall in no case be greater than 10% nor less than 6%; provided further that, from and after the tenth anniversary of the date of issuance of the Series A Preferred Stock the annual dividend rate shall be fixed at 10%. If more than one yield is shown for December maturities, the average shall be applied. If no yield is quoted for December maturities, the yield for the next earlier available month shall be applied. From the date of issuance of the Series A Preferred Stock through December 31, 1995, the annual dividend rate shall be 8.28%. The Corporation by resolution of its Board of Directors shall, to the extent of Legally Available Funds, as defined below, declare a dividend on the Series A Preferred Stock payable quarterly on the first day of April, July, October, and January in each year, or on such earlier dates as the Board of Directors may from time to time fix as the dates for payment of quarterly dividends on the Common Stock, except that any dividend payable on a payment date that is a legal holiday shall be paid on the next succeeding business day. Dividends on each share of Series A Preferred Stock shall be cumulative from the date of original issuance thereof whether or not there shall be funds legally available for the payment of such dividends. Dividends payable on the Series A Preferred Stock (i) for any period other than a full year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period shall be computed by dividing the annual dividend rate by four. If any quarterly dividend is not paid when due, the unpaid amount shall bear interest at a rate of 10% per annum until paid.

                      (ii) The first dividend  payable  on  the  Series  A
                    Preferred Stock shall be paid on the first day of April, July, October or January that is at least 91 days from the date of original issuance of the Series A Preferred Stock and will be in an amount, at the applicable dividend rate, based on the number of days between the date of original issuance and the dividend payment date minus 90 days, provided that the aggregate amount payable (A) will be increased by the amount by which Expenses, as defined below, are less than $110,000 (the "Additional Amount"), or (B) will be reduced by the amount by which Expenses exceed $110,000 ("The Subtracted Amount"). In any case in which (A) the Additional Amount is greater than the dividend that would have been paid for the 90 excluded days set forth above, such excess will be payable on the next succeeding dividend payment date, or (B) the Subtracted Amount is greater than the amount otherwise payable under this paragraph, such excess will be deducted from the amount otherwise payable on the next succeeding dividend payment date.

                      (iii) The term "Expenses" means the actual expenses of Sugarland Bancshares, Inc. ("Sugarland") in connection with the negotiation, execution, implementation and consummation of that certain agreement between Sugarland and the Corporation dated
                    December 28,   1994  (the  "Agreement"),  including,
                    without limitation, legal, accounting and financial advisory fees and expenses and expenses of printing and mailing Sugarland's proxy statement and holding its shareholders meeting to consider the Agreement.

                      (iv) The term "Legally Available Funds" means such amount of the surplus of the Corporation that may be paid as dividends under the Business Corporation Law of Louisiana as may be provided in cash by MidSouth Bank to the Corporation as a dividend under applicable statutes and regulations of the U. S. Comptroller of the Currency and that would not result in the Corporation or MidSouth Bank having capital ratios, of less than the required regulatory minimum capital ratios, or failing to be "adequately-capitalized" within the meaning of applicable law and regulations or being in violation of any law, regulation or regulatory directive, agreement or order.

                 (b) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or liquidation rights (collectively, "Junior Securities") or make any payment on account of, or set apart for payment money for a sinking or other similar fund, for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, other property, obligations or shares of the Corporation (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, unless prior to or concurrently with the payment or setting apart for payment of any dividend on any of the Junior Securities, all accumulated and unpaid dividends on shares of Series A Preferred Stock, and interest thereon, if any, shall have been or shall be paid.

                 (c) If dividends are paid in part and not in full upon the shares of Series A Preferred Stock and on any other Preferred Stock ranking on a parity, as to dividends, with the Series A Preferred Stock, such dividends must be divided pro rata among such parity shares in proportion to the respective dividends accrued and unpaid thereon as of the dividend payment date.

                 (d) Except as otherwise expressly provided in this Section E, holders of shares of the Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or stock, or any interest, or sum of money in lieu of interest, in respect of any dividend on Series A Preferred Stock which may be in arrears.

                 (4)Redemption.

                  (a) On or after the fifth anniversary of the date of issuance of the Series A Preferred Stock, the Corporation may, at its option, and subject to appropriate approval by the Board of Governors of the Federal Reserve System or delegated authority, redeem the whole or, from time to time, any part of the Series A Preferred Stock at a redemption price per share payable in cash in an amount equal to the sum of (i) $14.25, (ii) all accrued and unpaid dividends on the Series A Preferred Stock to the date fixed for redemption, whether or not earned or declared, and (iii) interest accrued to the date of redemption on all accrued and unpaid dividends on the Series A Preferred Stock, if any.

                  (b) If the Corporation redeems fewer than all of the outstanding shares of Series A Preferred Stock, it must select the shares to be redeemed by lot or pro rata, in such manner as the Board of Directors may determine to be fair and appropriate. The Board of Directors has full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which shares of the Series A Preferred Stock are to be redeemed.

                  (c) Notice of redemption must be given by first class mail, postage prepaid, mailed not fewer than 30 nor more than 90 days before the redemption date, to each holder of record of shares to be redeemed, at the holder's address as it appears on the stock register of the Corporation. Each notice must state: (i) the redemption date; (ii) the total number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price;
                 (iv) the place or places where certificates for the shares are to be surrendered for payment of the redemption price;
                 (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (vi) that the holder has the right to convert the shares into Common Stock until the close of business on the fifth day preceding the redemption date at the Conversion Price then in effect and the place where certificates for the shares of the Series A Preferred Stock may be surrendered for conversion.

                  (d) Unless the Corporation fails to pay the redemption price, the right to convert shares of the Series A Preferred Stock called for redemption shall expire at the close of business on the fifth day preceding the date fixed for redemption of such shares, and, from and after the redemption date, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders of such shares as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation so requires and the notice so states), such shares shall be redeemed by the Corporation at the redemption price. If fewer than all the shares represented by any such certificates are redeemed, the Corporation is obligated to issue without cost to the holder a new certificate representing the shares not redeemed.

                   (e) Any  shares  of  Series  A Preferred Stock converted
                 under Subsection (5), or redeemed or otherwise acquired by the Corporation, shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, preferences, limitations or relative rights until the shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                  (f) The Corporation may, before the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of shares of the Series A Preferred Stock to be redeemed, with a bank or trust company organized under the laws of the United States of America or of the State of Louisiana and having capital, surplus and undivided profits aggregating at least $20,000,000, designated in the notice of redemption, all funds necessary for the redemption, together with irrevocable written instructions authorizing the bank or trust company, on behalf and at the expense of the Corporation, to have the notice of redemption mailed as provided in Paragraph (c) and to include in the notice of redemption a statement that all funds necessary for the redemption have been so deposited in trust and are immediately available. Immediately upon the mailing of such notice, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption has not been surrendered for cancellation, all shares of Series A Preferred Stock with respect to which the deposit has been made shall cease to be outstanding and all rights with respect to such shares of Series A Preferred Stock shall terminate other than the right of the holders thereof to receive from the bank or trust company, at any time after the time of the deposit, the redemption price of the shares so to be redeemed, and the right, if any, to convert the shares into Common Stock until the close of business on the fifth day preceding the redemption date.

                   (g) If the holder of any shares of the Series A Preferred Stock called for redemption does not, within one year after the redemption date, claim the redemption price thereof, the unclaimed amount shall then escheat and revert in full ownership to the Corporation in accordance with Article VII of these Articles of Incorporation, and if the funds to pay the redemption price have been deposited pursuant to paragraph (f), above, the depositary shall, upon the request of the Corporation expressed in a resolution of its Board of Directors, pay over to the Corporation the unclaimed amount.

                   (h) Notwithstanding  the  foregoing  provisions  of this
                 Subsection (4), so long as any dividends on the Series A Preferred Stock, or interest thereon, are in arrears, the Corporation may not redeem any shares of the Series A Preferred Stock unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed and may not purchase or otherwise acquire any shares of Series A Preferred Stock. The foregoing shall not, however, prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

               (5) Conversion. The holders of shares of the Series A Preferred Stock have the right, at their option, to convert all or any part of such shares into shares of Common Stock of the Corporation at any time before the close of business on the fifth day preceding the date, if any, fixed for redemption of those shares, subject to the following terms and conditions:

                  (a) The shares of Series A Preferred Stock shall be convertible into shares of Common Stock at the Conversion Rate of one share of Common Stock for each share of Series A Preferred Stock converted. Such Conversion Rate shall be subject to adjustment from time to time as provided in Paragraph (e). The Corporation shall pay all accrued but unpaid dividends, and interest thereon, on any shares of Series A Preferred Stock surrendered for conversion. If any shares of Series A Preferred Stock are called for redemption, the right of conversion shall expire as to the shares designated for redemption at the close of business on the fifth day immediately preceding the date fixed for redemption, unless default is made in the payment of the redemption price on such shares.

                  (b) To convert any shares of Series A Preferred Stock into Common Stock, the holder must surrender the cer-tificate or certificates therefor, duly endorsed to the Corporation or in blank, at the principal office of the Corporation or at such other place or places as the Board of Directors may designate and must give written notice to the Corporation at that office or place that the holder elects to convert all or a part of such shares, setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, cause to be issued and delivered at that office or place to the holder, or the holder's designee or designees, a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with a certificate or certificates representing any shares of Series A Preferred Stock which are not to be converted but constitute part of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered and cash in lieu of the issuance of a fractional share. A conversion shall be effective as of the close of business on the date of the due surrender of the certificates for the shares to be converted, and the rights of the holder of such shares shall, to the extent of such conversion, cease at such time, and the person or persons entitled to receive shares of the Common Stock upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of the Common Stock at that time.

                  (c) No fractional shares of Common Stock shall be issued on conversion. If any fractional interest in a share of Common Stock would, except for the provisions of this Paragraph (c), be deliverable upon conversion hereunder, the Corporation, in lieu of such fractional share shall pay cash to the converting shareholder in an amount equal to the product derived by multiplying such fraction of a share by the closing price per share of the Common Stock on the day next preceding the date of conversion.

                  (d) In the case of any shares of Series A Preferred Stock converted after any record date for payment of a dividend on the Series A Preferred Stock but on or before the date for payment of the dividend, the dividend declared and payable on the dividend payment date shall continue to be payable on the dividend payment date to the holder of record of the shares as of such preceding record date notwithstanding their conversion. Shares of the Series A Preferred Stock surrendered for conversion during the period from the close of business on any such record date to the opening of business on the dividend payment date shall be accompanied by payment in full of an amount equal to the dividend payable on the dividend payment date on the shares of the Series A Preferred Stock surrendered for conversion. Except as provided in this Paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends on shares of the Series A Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

                   (e) The  Conversion Rate shall be adjusted from time  to
                 time as follows:

                      (i) If  the  Corporation  at  any  time  (A)  pays  a
                    dividend or makes a distribution to all holders of its Common Stock in shares of its Common Stock, (B) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (C) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Conversion Rate in effect immediately before that event shall be proportionately decreased or increased, as the case may be, so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of whole shares of Common Stock that the holder would have owned or been entitled to receive immediately following such event if those shares of Series A Preferred Stock had been converted into Common Stock immediately before that event. An adjustment made under this Subparagraph (i) becomes effective immediately after the payment date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination. No adjustment in the Conversion Rate shall be made if, at the same time the Corporation issues shares of Common Stock as a dividend or distribution on the outstanding shares of Common Stock which, as provided in this Subparagraph (i), would otherwise call for an adjustment in the Conversion Rate, the Corporation issues shares of Common Stock as a dividend or distribution on the outstanding shares of Series A Preferred Stock equivalent to the number of shares distributable on the shares of Common Stock into which the shares of Series A Preferred Stock is then convertible.

                      (ii) No adjustment in  the  Conversion  Rate shall be
                    required unless the adjustment would require an increase or decrease in the Conversion Rate by more than one percent, but any adjustments not required to be made by reason of this Subparagraph shall be carried forward cumulatively and taken into account in any subsequent adjustments. All calculations under this Paragraph (e) shall be made to the nearest one-tenth of one percent.

                     (iii) In case of any reclassification of the Common Stock (other than a subdivision or combination of outstanding shares of Common Stock for which adjustment is provided in Subparagraph (i) above), or a consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or a merger in which the Corporation is the continuing corporation and the outstanding shares of the Corporation's Common Stock are not changed into or exchanged for stock or other securities of any other person or cash or any other property as a result of or in connection with such consolidation or merger) or a sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other business organization, or a statutory share exchange in which all shares of Common Stock or any series or class of Common Stock are exchanged for shares of another corporation or other entity, each share of Series A Preferred Stock shall, after such reclassification, consolidation, merger, sale or exchange and upon the terms and conditions specified in this Subsection (5), be convertible into or represent the right to receive the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock deliverable (at the time of such reclassifi-cation, consolidation, merger, sale or exchange) upon conversion thereof would have been entitled upon such reclassification, consolidation, merger, sale or exchange, if the conversion of the Series A Preferred Stock into Common Stock had taken place immediately before that event; and in any case, if necessary, the provisions set forth in this Subparagraph (iii) with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property (including cash) thereafter deliverable upon conversion of shares of Series A Preferred Stock.

                     (iv) Whenever  the  Conversion  Rate  is  adjusted  as
                    provided in this Paragraph (e):

                         (A) The Corporation shall compute the adjusted Conversion Rate in accordance with this Paragraph (e) and shall prepare a certificate signed by the President or any Vice President of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and the certificate shall promptly be filed with the transfer agent for the Series A Preferred Stock, but such transfer agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection during reasonable hours; and

                         (B)The Corporation  shall  cause  to  be mailed to
                      each holder of shares of Series A Preferred Stock at his then registered address by first-class mail, postage prepaid, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

                      (v) Without limiting the obligation of the Corporation to give the notices provided in Sub-paragraph (iv), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

                     (f)The Corporation shall at all times reserve and keep
                 available, free from preemptive rights for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                    (g)The Corporation is not obligated to pay any tax payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and the Corporation is not obligated to make any such issue or delivery unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (h) In the event that:

                      (i) the Corporation declares a dividend  or any other
                    distribution on its Common Stock, payable otherwise than in cash out of surplus; or

                      (ii) the Corporation grants to all the holders of its
                    Common Stock rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or

                      (iii) any reclassification,  consolidation,   merger,
                    sale  or exchange of the type described in Subparagraph
                    (iii) of Paragraph (e) occurs; or

                      (iv) the  voluntary   or   involuntary   dissolution,
                    exchange, liquidation or winding up of the Corporation occurs;

                 the Corporation shall cause to be mailed to the holders of record of the Series A Preferred Stock at least 20 days before the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or
                 (y) the date on which such reclassification, consolidation, merger, sale, exchange, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, exchange, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, exchange, dissolution, liquidation or winding up.

               (6)Voting.

                 (a) Except as  otherwise  expressly required by applicable law or by the terms of this Section E, the holders of shares of the Series A Preferred Stock are not entitled to any vote on any matter, including but not limited to any merger, consolidation or transfer of assets, or statutory share exchange, and to no notice of any meeting of shareholders of the Corporation.

                 (b) Except as otherwise provided herein, whenever the vote, approval or other action of holders of shares of the Series A Preferred Stock is required or permitted by applicable law or by the terms of this Section E, each share is entitled to one vote and the affirmative vote of a majority of shares of Series A Preferred Stock present or represented at the meeting at which a quorum is present is sufficient to constitute such vote, approval or other action.

                 (c) If, at any time, the  Corporation  falls  in arrears in the payment of dividends on the Series A Preferred Stock for two consecutive quarterly dividend periods, the number of directors constituting the full board of directors of the Corporation shall be automatically increased by two and the holders of Series A Preferred Stock, voting separately as a single class, shall be entitled to elect two directors of the Corporation to fill the two newly created directorships, at a special meeting called for that purpose in accordance with Paragraph (f) and thereafter at each meeting of the shareholders held for the purpose of electing directors, so long as there continues to be any arrearage in the payment of dividends on the Series A Preferred Stock for any past quarterly dividend period or of interest on such accumulated and unpaid dividends.

                 (d) When all accumulated and unpaid dividends on the Series
               A Preferred Stock for all past quarterly dividend periods, and interest thereon, have been paid in full, the right of the holders of Series A Preferred Stock to elect directors shall cease (subject to revesting from time to time as provided in Paragraph (c)), the number of directors of the Corporation shall be automatically reduced by two and the term of office of all directors elected by the holders of the Series A Preferred Stock shall immediately terminate.

                 (e) A director elected by the holders of Series A Preferred
               Stock shall hold office until the annual meeting next succeeding his election or until his successor, if any, is
               elected  by  such  holders.   A  director  so elected may be
               removed at any time with or without cause but only by the vote of holders of the Series A Preferred Stock at a meeting duly called for that purpose. So long as the holders of the Series A Preferred Stock have the right to elect two directors, any vacancy in the office of a director elected by those holders may be filled by the remaining director so elected or by the vote of the holders of Series A Preferred Stock at any annual meeting or any special meeting called for the purpose.

                  (f) At any time when the power to elect directors vests in the holders of the Series A Preferred Stock, a proper officer of the Corporation shall, on the written request of record holders of at least 20 percent of the number of
               shares  of  Series  A   Preferred  Stock  then  outstanding,
               addressed to the secretary of the Corporation at its principal office, call a special meeting of the holders of the Series A Preferred Stock for the purpose of electing
               directors.   The  meeting  must  be  held  at  the  earliest
               practicable date, not later than 45 days after receipt of the written request (subject to compliance with applicable proxy rules and rules of the American Stock Exchange), in the city in which the last preceding annual meeting of the shareholders of the Corporation was held, but may be held at the time and place of the annual meeting if the annual meeting is to be held within 60 days after the power to elect directors first vests in the holders of the Series A Preferred Stock. If the proper officer of the Corporation does not call the meeting within the required time, then the holders of record of 20 percent of the number of shares of Series A Preferred Stock then outstanding may, by written notice to the secretary of the Corporation at its principal office, designate any person to call such meeting, and the person so designated may call such meeting in the city above provided upon not fewer than 30 nor more than 45 days notice and for that purpose shall have access to the stock books of the Corporation. At any meeting so called for the election of directors by holders of the Series A Preferred Stock or at any annual meeting held while the holders of Series A Preferred Stock have the right to elect directors, holders of a majority of the shares of Series A Preferred Stock then outstanding is sufficient to constitute a quorum for the
               purpose of electing directors at such a meeting.   If at any
               such meeting a quorum of the Series A Preferred Stock is not present, the election of directors shall not take place, and the meeting shall be adjourned from time to time for periods not exceeding 30 days until a quorum is obtained.

                   (g) Approval  of  the  holders  of the Series A Preferred
               Stock, voting separately as a single class by a favorable vote of at least two-thirds of the number of shares of Series A Preferred Stock then outstanding, is required to
               adopt   any   proposed   amendment   to  these  Articles  of
               Incorporation (including but not limited to any amendment adopted by resolution of the Board of Directors pursuant to
               Article III of these Articles of Incorporation) if the proposed amendment would affect shares of the Series A Preferred Stock in any one or more of the following ways:

                     (i) Create or authorize  any  class  or series of stock
                 ranking senior to or on a parity with the Series A Preferred Stock in respect of dividends or distribution of assets on liquidation or otherwise alter or abolish the liquidation preferences or any other preferential right of such shares.

                    (ii) Reduce the redemption price or otherwise alter or
                 abolish any right with respect to redemption of the Series A Preferred Stock expressly provided by this Section E.

                    (iii) Alter or   abolish  any  right  of  such  shares
                 expressly provided by this Section E to receive dividends or interest thereon except as such right may be affected by dividend rights of new shares being authorized of another class or series of shares ranking on a parity with or junior to the Series A Preferred Stock.

                    (iv) Alter or abolish any right of holders of shares of
                 the Series A Preferred Stock under this Section E to convert such shares into shares of Common Stock.

                    (v) Exclude, change  or  limit any voting rights of the
                 Series A Preferred Stock conferred by this Section E.

                 (h) Approval of  the holders of  the  Series  A  Preferred
               Stock, voting separately as a single class by a favorable vote of at least two-thirds of the number of shares of Series A Preferred Stock then outstanding, is required to adopt any merger, consolidation, statutory share exchange or sale of all, or substantially all, of the assets of the Corporation or any of its banking subsidiaries unless either
               (i) the holders of the Series A Preferred Stock will receive in exchange for the Series A Preferred Stock a security with terms substantially identical to the terms of the Series A Preferred Stock, or (ii) provision is made for the complete redemption in cash of the Series A Preferred Stock on the date of consummation of such transaction and the Series A Preferred Stock may be redeemed at such time under these Articles of Incorporation.

               (7)Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the
               Corporation, the holders of the shares of Series A Preferred Stock shall be entitled to receive upon liquidation and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution may be made on the Common Stock or on any other Junior Securities, the amount of $14.25 per share, plus a sum equal to all accrued and unpaid dividends (whether or not earned or declared) on such shares, and accrued interest thereon, if any, to the date of final distribution.

                  (b) Neither the sale  of  all  or  substantially  all  the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Subsection (7).

                  (c) Upon payment to the holders of the shares of Series A
               Preferred Stock of the full preferential amounts provided for in this Subsection (7), the holders of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

                   (d) If the  assets  of  the  Corporation  available  for
               distribution to the holders of shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled under Paragraph (a) of this Subsection
               (7), no such distribution may be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts are paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon dissolution, liquidation or winding up.

               (8) Ranking. For purposes of this Section E any stock of any class or classes of the Corporation shall be deemed to rank:

                   (a) prior to the shares of  Series  A  Preferred  Stock,
               either as to dividends or upon liquidation, if the holders of such class or classes are entitled under these Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

                  (b) on a parity with shares  of Series A Preferred Stock,
               either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of Series A Preferred Stock, if the holders of such class or classes are entitled under these Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective liquidation preferences, without preference or priority, one over the other, as between the holders of such class or classes and the holders of shares of Series A Preferred Stock; and

                   (c) junior to shares of Series A Preferred Stock,  either
               as to dividends or upon liquidation, if such class or classes are Common Stock or if the holders of shares of Series A Preferred Stock are entitled under these Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

               (9) No Preemptive  Rights.   Holders of shares of  Series  A
            Preferred Stock have no preemptive rights.

            3. Except as amended by these Articles of Amendment, the Articles of Incorporation of the Corporation shall remain in full force and effect.

            IN WITNESS WHEREOF, the undersigned President and Secretary have executed these Articles of Amendment on July 19, 1995 at Lafayette, Louisiana.



                                             MidSouth Bancorp, Inc.


                                             By:  /s/ C. R. Cloutier
                                                  C. R. Cloutier, President


                                             By:  /s/ Karen L. Hail
                                                  Karen L. Hail, Secretary

                                    ACKNOWLEDGMENT


          STATE OF LOUISIANA

          PARISH OF LAFAYETTE

                    BEFORE ME, the undersigned authority personally came and appeared C. R. Cloutier and Karen L. Hail to me known to be the persons who signed the foregoing instrument as President and Secretary, respectively, of MidSouth Bancorp, Inc. and who, having been duly sworn, acknowledged and declared, in the presence of the witnesses whose names are subscribed below, that they signed that instrument as their free act and deed for the purposes mentioned therein.

                                            IN    WITNESS   WHEREOF,   the
          appearers and witnesses and I have signed below on this 19th day of July, 1995.



          WITNESSES:



          /s/ Sally Gary                       /s/ C. R. Cloutier
                                           C. R. Cloutier, President
          /s/ Cindy Leger



          /s/ Sally Gary                        /s/ Karen L. Hail
                                           Karen L. Hail, Secretary
          /s/ Cindy Leger


                             /s/ Helen M. Grigsby
                            __________________________
                                 NOTARY PUBLIC